CERTAIN  PORTIONS HAVE BEEN OMITTED BASED ON
                                    A  REQUEST   FOR   CONFIDENTIAL   TREATMENT;
                                    OMITTED  PORTIONS FILED  SEPARATELY WITH THE
                                    SECURITIES AND EXCHANGE COMMISSION

                        LICENSE AND DEVELOPMENT AGREEMENT




                                 BY AND BETWEEN




                              ELAN CORPORATION, PLC
                                AN IRISH COMPANY


                                       AND

                        SYSTEMIC PULMONARY DELIVERY, LTD.
                                A BERMUDA COMPANY

                                       AND

                         SHEFFIELD PHARMACEUTICAL, INC.
                             A DELAWARE CORPORATION







                THIS AGREEMENT IS MADE THE 30TH DAY OF JUNE 1998

                                TABLE OF CONTENTS



1.   ARTICLE I : DEFINITIONS...................................................1


2.   ARTICLE II :  THE LICENSE.................................................9


3.   ARTICLE III:  DEVELOPMENT OF THE PRODUCT.................................14


4.   ARTICLE IV:  FINANCIAL PROVISIONS........................................15


5.   ARTICLE V:  REGISTRATION OF THE PRODUCT..................................17


6.   ARTICLE VI:  WARRANTY AND INDEMNITY......................................18


7.   ARTICLE VII:   PATENTS...................................................21


8.   ARTICLE VIII(A):  REGARDING THE SHEFFIELD INTELLECTUAL PROPERTY..........24

9.   ARTICLE VIII : MISCELLANEOUS CLAUSES.....................................24

LICENSE AND DEVELOPMENT AGREEMENT, dated June 30, 1998, by and between Elan Corporation, plc., an Ireland corporation ("Elan"); Systemic Pulmonary Delivery, Ltd., a Bermuda corporation ("Newco") and Sheffield Pharmaceutical, Inc., a Delaware corporation.

                                    RECITALS
                                    --------

         A. ELAN is beneficially entitled to the use of various patents, including the ELAN PATENT RIGHTS (capitalized terms used herein are defined below), which have been granted or are pending under the International Convention in relation to the development and production of drug delivery devices and processes, and

         B. ELAN is knowledgeable in the development of devices and has developed a unique range of delivery systems designed to provide newer and better formulations of medicaments, and

         C. SHEFFIELD possesses proprietary information, including patented and patent applications, relating to certain technologies in the Systemic Pulmonary Field, and

         D. NEWCO desires to enter into a licensing agreement with ELAN pursuant to which NEWCO shall have the right to manufacture and to market the PRODUCTS in the TERRITORY, and

         E. ELAN is prepared to license the ELAN PATENT RIGHTS and the ELAN KNOW HOW in the TERRITORY to NEWCO. The PARTIES entered into a letter of agreement dated June 3, 1998 (the "LETTER AGREEMENT") pursuant to which the PARTIES agreed to enter into definitive documents, including this Agreement, and

         F.     As of the date of this Agreement, NEWCO, ELAN, EIS and SHEFFIELD
are  entering  into  several   agreements  with  respect  to  the   transactions
contemplated hereunder.

         The PARTIES agree as follows:

1.   ARTICLE I:  DEFINITIONS
     -----------------------

         1.1. In the present Agreement and any further agreements based thereon between the PARTIES hereto, the following definitions shall apply:


                "ADDS TECHNOLOGY" shall mean all of the MDI-Aeroquip technology for all pharmaceutical, medicinal and therapeutic applications, acquired or to be acquired by NEWCO upon terms and conditions approved in advance by EIS.

                "AFFILIATE" shall mean any corporation or entity controlling, controlled by or under the common control of ELAN or NEWCO as the case may be. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of at least twenty-five (25%) percent of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding criteria, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

                "AGREEMENT" shall mean this agreement (which expression shall be deemed to include the Recitals and Appendices hereto).

                "cGCP", "cGLP" and "cGMP" shall mean current Good Clinical Practices, current Good Laboratory Practices and current Good Manufacturing Practices respectively.

                "COMPETING PRODUCT" shall mean a product in the FIELDS which is not a PRODUCT but which would compete with one or more of the PRODUCTS in the TERRITORY such that sales of the COMPETING PRODUCT would significantly reduce the sales of a PRODUCT.

                "CONFIDENTIAL  INFORMATION"  shall have the meaning set forth in
                Article 8.1 below.

                "DEFINITIVE DOCUMENTS" shall mean this AGREEMENT; the Security Agreement from Newco to Elan, the Pledge Agreement from Sheffield to Elan, the Subscription Agreement, the Securities Purchase Agreement, Registration Rights Agreement, the Newco Development Agreement, all as contemplated under the LETTER AGREEMENT (as defined in the Recitals); the NEWCO/SHEFFIELD LICENSE AGREEMENT, the SHEFFIELD/NEWCO LICENSE AGREEMENT, and any other documents or agreements executed in connection with the transactions contemplated hereunder and thereunder.

                "EFFECTIVE DATE" shall mean June 30, 1998.

                "ELAN"  shall  mean  Elan  Corporation,   plc  and  any  of  its
                AFFILIATES.

                "EIS" shall mean Elan International Services, Ltd.

                "ELAN INTELLECTUAL PROPERTY" shall mean the ELAN PATENT RIGHTS and/or the ELAN KNOW-HOW.

                "ELAN KNOW-HOW" shall mean all knowledge, information, trade secrets, data and expertise relating to the UPDAS TECHNOLOGY and ENHANCING TECHNOLOGY and that is owned or licensed by ELAN (other than the EXCLUDED TECHNOLOGY) as of the EFFECTIVE DATE, including, but not limited to, clinical data and test results, and for the avoidance of doubt shall include the ELAN PROJECT KNOW-HOW, whether or not covered by any patent, copyright, design, trademark, trade secret or other industrial or intellectual property rights, but all subject to any contractual obligations to unaffiliated third parties that relates to specific pharmaceuticals that may be formulated for delivery by the UPDAS TECHNOLOGY or ENHANCING TECHNOLOGY that ELAN has as of the EFFECTIVE DATE.

                "ELAN  PATENT   RIGHTS"   shall  mean  all  patents  and  patent
                applications related to the UPDAS TECHNOLOGY and/or the ENHANCING TECHNOLOGY that are owned or licensed by or on behalf of Elan, including the ELAN PROJECT PATENT RIGHTS, (but excluding the EXCLUDED TECHNOLOGY), which patents as of the
                EFFECTIVE DATE are set forth on Appendix A attached hereto; subject, however, to any contractual obligations to unaffiliated third parties that relates to specific pharmaceuticals that may be formulated for delivery by the UPDAS TECHNOLOGY or ENHANCING TECHNOLOGY that ELAN has as of the EFFECTIVE DATE. ELAN PATENT RIGHTS shall also include all extensions, continuations, continuations-in-part, divisionals, patents-of-additions reexaminations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder.

                "ELAN PROJECT KNOW-HOW" shall mean all knowledge, information, trade secrets, data and expertise relating to the UPDAS TECHNOLOGY and ENHANCING TECHNOLOGY that is owned or developed by or on behalf of ELAN (other than with respect to the EXCLUDED TECHNOLOGY) pursuant to the PROJECT, including but not limited to clinical data, whether or not covered by any patent, copyright, design, trademark, trade secret or other industrial or intellectual property rights.

                "ELAN PROJECT PATENT RIGHTS" shall mean any patents or patent applications related to the UPDAS TECHNOLOGY and/or the ENHANCING TECHNOLOGY that are owned or developed by or on behalf of Elan (other than the EXCLUDED TECHNOLOGY), under this AGREEMENT and pursuant to the PROJECT.

                "ENHANCING TECHNOLOGY" shall mean (i) the use of [text omitted] that is intended to facilitate or enhance systemic delivery of a drug for therapeutic purposes, when co-administered via inhalation with said drug via the pulmonary route, and/or (ii) the use, if any, of [text omitted] that is intended to facilitate or enhance topical delivery to the lung of a drug for therapeutic purposes when co-administered via inhalation with said drug via the pulmonary route.

                "EXCLUDED TECHNOLOGY" shall mean all knowledge, information, trade secrets, data, discoveries, inventions, improvements, ideas, techniques, processes, formulations, systems, designs and/or expertise, and any and all other intellectual property (including patents and patent applications that are issued or that may be issued), relating to motor driven dry powder inhalers and related powdered storage systems, and any and all other transactions contemplated under the License Agreement, and the Protein and Peptide Development Agreement, each dated September 5, 1994, between [text omitted] and ELAN, as the same may be amended from time to time.

                "FDA" shall mean the United States Food and Drug Administration or any other successor agency, whose approval is necessary to market the PRODUCTS in the United States of America.

                "FIELDS" shall mean the SYSTEMIC PULMONARY FIELD and/or the TOPICAL PULMONARY FIELD.

                "IN MARKET" shall mean the sale of the PRODUCTS, whether by NEWCO or its AFFILIATES, or where applicable by a permitted sublicensee, to a third party such as a wholesaler, distributor, managed care organization, hospital, pharmacy and/or the like.

                "JOINT INTELLECTUAL PROPERTY" shall mean the JOINT KNOW-HOW and/or the JOINT PATENT RIGHTS.

                "JOINT KNOW-HOW" shall mean all knowledge, information and expertise developed by at least two of the three PARTIES during the TERM relating to the FIELD and in accordance with the PROJECT whether or not covered by any patent, copyright, design, trademark or other industrial or intellectual property rights.

                "JOINT PATENT RIGHTS" shall mean any patent and patent applications created, developed, conceived or otherwise invented by at least two of the three PARTIES pursuant to the AGREEMENT, relating to the FIELDS, and in accordance with the PROJECT. JOINT PATENT RIGHTS shall also include all extensions, continuations, continuations-in-part, divisionals, patents of additions, reexaminations, re-issues supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder.

                "MAJOR MARKETS" shall mean the United States of America, the United Kingdom of Great Britain and Northern Ireland, Italy, France, Germany, Japan and/or Korea.

                "MARKETING AUTHORIZATION" shall mean the procurement of registrations and permits required by applicable government authorities in a country in the TERRITORY for the marketing, sale, and distribution of a PRODUCT in such country.

                "MSI DELIVERY SYSTEM"shall mean SHEFFIELD'S Multi Dose Nebulizer comprising a device and dosator that generally conforms to the specifications in Annex 2 to the SIEMENS SUPPLY AGREEMENT for use with medicines for the systemic treatment of diseases, and improvements thereto, excluding the use of medicines for humans in treating respiratory disease and/or other lung disease, which exclusion includes, but is not limited to, the use of anti-infectives.

                "NEWCO" shall mean Systemic Pulmonary Delivery, Ltd. and any of its AFFILIATES.

                "NEWCO INTELLECTUAL PROPERTY" shall mean the NEWCO KNOW-HOW and/or the NEWCO PATENT RIGHTS.

                "NEWCO KNOW-HOW" shall mean all knowledge, information, trade secrets, data and expertise that is possessed by NEWCO, or from time to time, developed, invented or otherwise acquired by or on behalf of NEWCO during the TERM, including without limitation, the ADDS TECHNOLOGY, NEWCO PROJECT KNOW-HOW, and clinical data and test results, whether or not covered by any patent, copyright, design, trademark, trade secret or other industrial or intellectual property rights.

                "NEWCO/SHEFFIELD LICENSE AGREEMENT" shall mean the License Agreement, dated as of the date hereof, entered into between NEWCO and SHEFFIELD with respect to, among other things, the sublicense of certain rights in accordance with Article 2.2 below.

                "NEWCO PATENT RIGHTS" shall mean all patents and patent applications owned or to be owned by, or licensed or to be licensed by NEWCO. NEWCO PATENT RIGHTS shall also include all extensions, continuations, continuations-in-part, divisionals, patents of additions, reexaminations, re-issues, supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder. NEWCO PATENT RIGHTS shall further include any patents or patent applications covering any improved PRODUCTS or improved methods of making or using the PRODUCTS invented or acquired by NEWCO during the TERM (and shall for the avoidance of doubt include the NEWCO PROJECT PATENT RIGHTS and such patent and patent applications relating to the ADDS TECHNOLOGY).

                "NEWCO PROJECT KNOW-HOW" shall mean all knowledge, information, trade secrets, data and expertise owned or to be developed by or on behalf of NEWCO in connection with the PROJECT, including clinical data, whether or not covered by any patent, copyright, design, trademark, trade secret or other industrial or intellectual property rights.

                "NEWCO PROJECT PATENT RIGHTS" shall mean any patents or patent applications covering any improved PRODUCTS or methods of making or using the PRODUCTS, invented or acquired by or on behalf of NEWCO in connection with the PROJECT.

                "NSP" shall mean that sum determined by deducting from the gross amount billed for the PRODUCTS (including, without limitation, any and all sums billed for the compound and/or drug product delivered with, by and/or via the PRODUCTS; sums billed for the supply of the PRODUCTS; and royalties receivable for the sale of the PRODUCTS) sold IN MARKET, the following:

                     (a) transportation charges or allowances, including freight pick-up allowances, and packaging costs, if any;

                     (b) trade, quantity or cash discounts, service allowances and independent broker's or agent's commissions, if any, allowed or paid;

                     (c) credits or allowances, if any, given or made on account of price adjustments, returns up to ten per cent (10%) of gross sales, off-invoice promotional discounts, rebates, any and all national, federal, state or local government rebates, whether in existence now, or enacted at any time during the term of this Agreement; and

                     (d) any tax (other than income or corporation tax), excise or governmental charge upon or measured by the production, import, export, sale, transportation, delivery, or use of the PRODUCTS.

                If NEWCO or its permitted sublicensees shall sell any of the PRODUCTS together with other products to third parties in a particular country and the price attributable to the PRODUCTS is less than the average price of "arms length" sales of the PRODUCTS alone in the particular country for the reporting period in which such sales occur (such sales to be excluded from the calculation of the average price of "arms length" sales), NSP for any such sales shall be the average price of "arms length" sales by NEWCO or its AFFILIATES of the PRODUCTS alone and in the country during the reporting period in which such sales occur.

                "PARTY" shall mean NEWCO, SHEFFIELD or ELAN as the case may be. "PARTIES" shall mean NEWCO, SHEFFIELD and ELAN.

                "PLAN" shall mean the business plan and program of development agreed to by the PARTIES and attached hereto as Appendix B, with respect to the research, development, prosecution and commercialization of the PRODUCTS, which PLAN shall be reviewed and mutually agreed to by the PARTIES on an annual basis.

                "PRODUCTS" shall mean all devices and products or any parts or components thereof (including, without limitation, any and all compounds and/or drug products delivered with, by and/or via the PRODUCTS) that are used, developed, manufactured, offered for sale and/or sold by or on behalf of NEWCO and/or its permitted sublicensees, and that utilize, incorporate, apply and/or are based on the ELAN INTELLECTUAL PROPERTY, the SHEFFIELD INTELLECTUAL PROPERTY and/or the NEWCO INTELLECTUAL PROPERTY.

                "PROJECT" shall mean all activity as undertaken by ELAN, SHEFFIELD and NEWCO in order to develop the PRODUCTS in accordance with the PLAN.

                "SHEFFIELD"  shall  mean  Sheffield   Pharmaceutical,   Inc.,  a
                Delaware corporation.

                "SHEFFIELD INTELLECTUAL PROPERTY" shall mean the SHEFFIELD KNOW-HOW and/or the SHEFFIELD PATENT RIGHTS.

                "SHEFFIELD KNOW-HOW" shall mean all knowledge, information, trade secrets, data and expertise related to the SYSTEMIC PULMONARY FIELD, other than compounds, that is possessed by SHEFFIELD, or from time to time, developed or invented (but not acquired) by or on behalf of SHEFFIELD during the TERM related to the SYSTEMIC PULMONARY FIELD, including clinical data, and shall for the avoidance of doubt include the MSI DELIVERY SYSTEM and the SHEFFIELD PROJECT KNOW-HOW, whether or not covered by any patent, copyright, design, trademark, trade secret or other industrial or intellectual property rights.

                "SHEFFIELD/NEWCO LICENSE AGREEMENT shall mean the Sublicense Agreement, dated even date herewith, between SHEFFIELD and NEWCO, pursuant to which, among other things, SHEFFIELD is licensing to NEWCO certain intellectual property rights.

                "SHEFFIELD PATENT RIGHTS" shall mean all patents and patent applications related to the SYSTEMIC PULMONARY FIELD, other than compounds, that are owned or licensed by SHEFFIELD, which patents as of the EFFECTIVE DATE are set forth on Appendix C attached hereto. SHEFFIELD PATENT RIGHTS shall also include all extensions, continuations, continuations-in-part, divisionals, patents of addition, re-issues, reexaminations supplementary protection certificates and foreign counterparts of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder (and shall for the avoidance of doubt include patent and patent applications relating to the MSI DELIVERY SYSTEM and the SHEFFIELD PROJECT PATENT RIGHTS).

                "SHEFFIELD PROJECT KNOW-HOW" shall mean all knowledge, information, trade secrets, data and expertise relating to the SYSTEMIC PULMONARY FIELD that is owned or developed by or on behalf of SHEFFIELD in connection with the PROJECT, including, but not limited to, clinical data, whether or not covered by any patent, copyright, design, trademark, trade secret or other industrial or intellectual property rights.

                "SHEFFIELD PROJECT PATENT RIGHTS" shall mean any patents or patent applications related to the SYSTEMIC PULMONARY FIELD that are owned or developed by or on behalf of SHEFFIELD in connection with the PROJECT during the TERM.

                "SIEMENS" shall mean Siemens Aktiengesellsehaft, a company organized under the laws of Germany.

                "SIEMENS LICENSE AGREEMENT" shall mean the license Agreement dated February 21, 1997 between SHEFFIELD and SIEMENS.

                "SIEMENS SUPPLY AGREEMENT" shall mean the Basic Supply Agreement dated March 21, 1997, between SHEFFIELD and SIEMENS .

                "STEERING COMMITTEE" shall have the meaning set forth in the Newco Development Agreement, dated even date herewith, between SHEFFIELD and EIS.

                "SYSTEMIC PULMONARY FIELD" shall mean the practice of delivering therapeutic entities via the lung, with the primary intention of making them systemically available.

                "TECHNOLOGICAL COMPETITOR" shall mean any entity (including, if applicable, Zambon Group S.p.A) that substantially engages or proposes to substantially engage directly or indirectly in the areas of drug delivery, neurological therapies, pain therapies, acute care, and/or oncology in the pharmaceutical industry.

                "TERM" shall have the meaning set forth in Article 8.6 below.

                "TERRITORY" shall mean all of the countries of the world.

                "TOPICAL PULMONARY FIELD" shall mean the practice of delivering respiratory therapeutic entities via the lung with the primary intention of making them available for local respiratory therapeutic effect on the lung.

                "TRADEMARK" shall mean the trademark(s) as may be selected by NEWCO which has been or may be registered by NEWCO in one or more countries in the TERRITORY.

                "UPDAS TECHNOLOGY" (Ultrasonic Pulmonary Drug Absorption System) shall mean a system intended to enhance pulmonary delivery via
                inhalation   by   [text omitted]

                "$" shall mean United States Dollars.

         1.2.   INTERPRETATION. In this Agreement, the following shall apply:

                         1.2.1. the singular includes the plural and vice versa, the masculine includes the feminine and vice versa and references to natural persons include corporate bodies, partnerships and vice versa;

                         1.2.2. any reference to an Article or Appendix shall, unless otherwise specifically provided, be to a Article or Appendix of this Agreement; and

                         1.2.3. the headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.

2.     ARTICLE II :  THE LICENSE
       -------------------------


          2.1. Subject to the terms and conditions of this Agreement, ELAN hereby grants to NEWCO for the TERM, and NEWCO hereby accepts, an exclusive license of the ELAN INTELLECTUAL PROPERTY, only in the FIELDS, for the TERRITORY to develop, make, have made, manufacture, have manufactured, package, use, import, export, promote, distribute, market, offer for sale, and sell the PRODUCTS in the TERRITORY.

          2.2. NEWCO may not assign or sublicense the licenses and rights granted to it herein without the prior written approval of ELAN, which approval may be withheld for any reason whatsoever, provided, however, that Elan will not unreasonably withhold its consent to any sublicense, PROVIDED, FURTHER HOWEVER, that simultaneously with the execution and delivery of this Agreement, NEWCO and SHEFFIELD are entering into the NEWCO/SHEFFIELD LICENSE AGREEMENT pursuant to which NEWCO shall grant to SHEFFIELD an exclusive license or sublicense, as the case may be, to the intellectual property rights, including patent rights, in and to the NEWCO INTELLECTUAL PROPERTY and ELAN INTELLECTUAL PROPERTY and only in the TOPICAL PULMONARY FIELD, where the therapeutic mechanism of action is local to the lung, solely and specifically for asthma, cystic fibrosis, chronic obstructive pulmonary disease and the use of anti-infectives for the treatment of respiratory infection. ELAN hereby consents to the license and sublicense granted by NEWCO to SHEFFIELD as set forth in this Article 2.2, subject to the terms and conditions of the NEWCO/SHEFFIELD LICENSE AGREEMENT. Subject to
Article 2.2 of the NEWCO/SHEFFIELD LICENSE AGREEMENT with respect to SHEFFIELD, any sublicense or other agreement permitted by this Article 2.2 shall survive the termination of this Agreement as follows: upon termination of this AGREEMENT, ELAN shall, with NEWCO'S assistance, notify each permitted sublicensee of the termination of this AGREEMENT. If a sublicensee elects to notify ELAN that it requires the continuation of the permitted sublicense granted to it by NEWCO pursuant to this AGREEMENT, ELAN shall promptly negotiate with such sublicensee in good faith with a view to entering into a direct contractual relationship with such sublicensee. Such agreement between ELAN and such sublicensee shall, in ELAN'S reasonable discretion be on commercially reasonable terms and shall be, to the extent practicable, on terms no less favorable to the sublicensee than the terms of such sublicensee's agreement with NEWCO, and shall provide that such sublicensee shall take over the applicable obligations owed by NEWCO to ELAN. Sales of PRODUCTS payable to such a sublicensee in relation to the PRODUCTS shall constitute NSP for the purpose of calculating the sums payable by the sublicensee to ELAN. If NEWCO does not continue, or procure the continuance, of the supply of the relevant PRODUCT to the said sublicensee, then NEWCO shall use its reasonable endeavors to ensure that ELAN or the sublicensee can enter into the appropriate supply arrangements with NEWCO or NEWCO'S suppliers of the PRODUCTS and the components thereof and grant ELAN a licence on the terms set forth in Article 2.9 below.

          2.3. ELAN shall be entitled to use the ELAN INTELLECTUAL PROPERTY and all technical and clinical data or improvements thereto in connection with (i) ELAN's commercial arrangements for the PRODUCTS in any country that ceases to be a part of the TERRITORY, or in any country in the TERRITORY in the event of the expiration or sooner termination of this Agreement, or (ii) ELAN'S commercial arrangements for products outside of the FIELDS. Such commercial arrangements referred to in the immediately preceding sentence shall include the right to research, develop, manufacture, offer for sale, sell, license or otherwise market the PRODUCTS.

          2.4. NEWCO and SHEFFIELD will not market, develop for market, offer for sale or sell a COMPETING PRODUCT during the TERM and for a period of one year thereafter. Should NEWCO or SHEFFIELD market, develop for market, offer for sale or sell a COMPETING PRODUCT in the TERRITORY, ELAN reserves the right to terminate the licenses granted to NEWCO hereunder.

          2.5. Notwithstanding anything contained in this Agreement to the contrary, ELAN shall have the right of first negotiation to manufacture, package, use, import, export, promote, distribute, market, offer for sale, and sell all PRODUCTS (including products that utilize, incorporate, apply and/or are based on the NEWCO INTELLECTUAL PROPERTY and/or SHEFFIELD INTELLECTUAL PROPERTY) in the SYSTEMIC PULMONARY FIELD that relate to the areas of pain, neurology, oncology and acute care. Such right of first negotiation shall be exercised as follows:

                         2.5.1. (A) If NEWCO intends to develop a PRODUCT that is subject to ELAN'S right of first negotiation, then NEWCO immediately shall notify ELAN in writing that ELAN may elect to enter into negotiations referred to in this Article 2.5, or (B) if NEWCO, on its own behalf (and/or together with SHEFFIELD), has developed a PRODUCT that is subject to ELAN'S right of first negotiation, then at such time that NEWCO determines in good faith that it wishes to commercialize the PRODUCT itself, whether with a third party or otherwise, then

                NEWCO shall notify ELAN in writing that ELAN may elect to enter into negotiations referred to in this Article 2.5. ELAN shall indicate its desire to enter into such negotiations pursuant to this Article 2.5 by delivering written notice to NEWCO within forty-five (45) days of ELAN's receipt of the written notification from NEWCO to ELAN. If ELAN elects to enter into such negotiations, the Parties shall negotiate in good faith the terms of an applicable agreement.

                         2.5.2. If, despite such good faith negotiations, ELAN and NEWCO do not reach agreement on the terms of such an agreement within six (6) months from the notification in writing by NEWCO to ELAN, then NEWCO shall be free to offer a third party (other than a TECHNOLOGICAL COMPETITOR unless consented to by ELAN which consent shall not be unreasonably withheld, and otherwise subject to the terms and conditions of this Agreement) terms to develop and commercialize, as applicable, such PRODUCT in the TERRITORY, which terms when taken as a whole, are more favorable to NEWCO than the principal terms of the last written proposal offered to NEWCO by ELAN, or by NEWCO to ELAN, as the case may be. Prior to entering into such an agreement with a third party, NEWCO shall promptly notify ELAN, in writing and in confidence, of the principal terms of such agreement and the identity of the third party with whom NEWCO intends to contract. ELAN shall have the right, to be exercised within ten (10) days of receipt of such notice, to elect by written notice to NEWCO, to enter into an agreement with NEWCO upon the same terms and conditions contained in NEWCO'S notice to ELAN. In the event ELAN does not elect to enter into such agreement, NEWCO shall have the right, for a period of sixty (60) days from the expiration of the ten (10) day period set forth above, to enter into an agreement with the third party specified in NEWCO'S notice upon the same terms and conditions as contained in such notice.

          2.6 NEWCO shall market the PRODUCTS in the TERRITORY under a TRADEMARK, which TRADEMARK will be owned by NEWCO subject to the terms and conditions of this Agreement.

          2.7 ELAN hereby grants to NEWCO during the TERM a non-exclusive royalty free license in the TERRITORY, solely for use in connection with the sale of the PRODUCTS, to use the "UPDAS"(TM)trademark, on the following terms:

                         2.7.1 NEWCO shall as soon as it becomes aware of any infringement give to ELAN in writing full particulars of any use or proposed use by any other person, firm or company of a trade name or trademark or promotional or advertising activity which may constitute infringement.

                         2.7.2 If NEWCO becomes aware that any other person, firm or company alleges that such trademark is invalid or that the use of such trademark infringes any rights of another party or that the trademark is otherwise attacked or attackable, NEWCO shall immediately give to ELAN full particulars in writing thereof and shall make no comment or admission to any third party in respect thereof.

                         2.7.3 ELAN shall have the right to conduct all proceedings relating to such trademark and shall in its sole discretion decide what action, if any, to take in respect of any infringement or alleged infringement of such trademark or any other claim or counter-claim brought or threatened in respect of the use or registration of such trademark. Any such proceedings shall be conducted at ELAN'S expense and for its own benefit.

                         2.7.4 Nothing contained in this Agreement shall grant to NEWCO any right, title, or interest in or to such trademark, whether or not specifically recognized or perfected under applicable laws. At no time during or after the term of this Agreement shall NEWCO challenge or assist others to challenge any such trademark or the registration thereof or attempt to register any trademarks, marks, or trade names confusingly similar to any such trademark. All displays of any such trademark that NEWCO intends to adopt shall first be submitted to ELAN for approval (which shall not be unreasonably withheld) of design, color, and other details, or shall be exact copies of those used by ELAN. In addition, NEWCO shall fully comply with all reasonable guidelines, if any, communicated by ELAN concerning the use of any such trademark as well as all rules and regulations of such use throughout the Territory.

                         2.7.5     The  rights   granted  to  NEWCO  under  this
                Article 2.7 shall automatically terminate on termination or expiration of this Agreement with respect to a PRODUCT in a country in the TERRITORY.

          2.8 When packaged, and to the extent permitted by law, a product label shall include an acknowledgement that the PRODUCT is made under license from ELAN. Such acknowledgement shall take into consideration regulatory requirements and NEWCO's reasonable commercial requirements. NEWCO shall wherever possible give due acknowledgement and recognition to ELAN in all printed promotional and other material regarding the PRODUCT such as stating that the PRODUCT is under license from ELAN and that the applicable ELAN technology has been applied to the PRODUCTS. NEWCO shall consult with and obtain the written approval of ELAN as to the format and content of the promotional and other material insofar as it relates to a description of, or other reference to, the application of the ELAN INTELLECTUAL PROPERTY, such approval not to be unreasonably withheld or delayed. The further consent of ELAN shall not be required where the format and content of such materials is substantively similar as the materials previously furnished to and approved in writing by ELAN.

          2.9 NEWCO will use reasonable best efforts to file and obtain MARKETING AUTHORIZATIONS in the MAJOR MARKETS as soon as possible. If (i) NEWCO fails to obtain MARKETING AUTHORIZATION to commercialize a PRODUCT in a country in the MAJOR MARKETS within a commercially reasonable time, in accordance with the PLAN and as determined by the STEERING COMMITTEE, or (ii) NEWCO fails to effect a national commercial launch of a PRODUCT in a country in the MAJOR MARKETS within the period specified in Article 2.12 below then, in such event, NEWCO and SHEFFIELD shall, at the option of ELAN, make available and transfer to ELAN all of NEWCO'S and SHEFFIELD'S respective data, information, applications, approvals, filings and the like to permit ELAN to commercialize such PRODUCT in the applicable country or countries in the MAJOR MARKETS. In such event ELAN shall be entitled to an irrevocable, exclusive, perpetual, royalty free, license from NEWCO and SHEFFIELD to the NEWCO INTELLECTUAL PROPERTY, the SHEFFIELD INTELLECTUAL PROPERTY and the TRADEMARK to commercialize such PRODUCT in the applicable country in the FIELDS on the terms set out in this Article 2.9. ELAN may sublicense the rights granted to it pursuant to this Article 2.9 to one or more sublicensees without the prior consent of NEWCO or SHEFFIELD. Insofar as NEWCO or SHEFFIELD has licensed or acquired third party technology, NEWCO and SHEFFIELD shall use all commercially reasonable efforts to exclude or where applicable to minimize the extent of any limitations or restrictions on its use for such purposes, and it is understood that no such limitations or restrictions shall be permitted as between SHEFFIELD and NEWCO. In the event that ELAN acquires such a license, the PARTIES shall enter into a further written license and other applicable agreement which shall include customary and reasonable terms in accordance with this Article 2.9, and at ELAN'S option, SHEFFIELD and NEWCO shall use their best efforts to assign to ELAN their respective rights under any third party supply or other agreement relating to such PRODUCT.

          2.10 NEWCO will use its reasonable best efforts to obtain MARKETING AUTHORIZATIONS to commercialize the PRODUCTS in the other countries of the TERRITORY (I.E., other than the MAJOR MARKETS) that it selects, having regard to the effort and expenditure required to obtain MARKETING AUTHORIZATIONS for the PRODUCTS and the commercial opportunities for the PRODUCTS in such other countries of the TERRITORY.

          2.11 In general, NEWCO and SHEFFIELD shall employ diligent efforts to research, develop, register, market, promote and sell and maintain sales of the PRODUCTS in the TERRITORY and NEWCO shall employ a level of advertising, sales, marketing, and promotion efforts in each country in the TERRITORY where MARKETING AUTHORIZATION for PRODUCT has been obtained which is: (i) commensurate with that used by other pharmaceutical manufacturers for products of similar market potential in that country in the TERRITORY, and (ii) sufficient with respect to the potential for that country to fully exploit the market potential for the PRODUCT as depicted in the PLAN and as determined by the STEERING COMMITTEE. Such PLAN shall be reviewed and mutually agreed to by the PARTIES on an annual basis.

          2.12 NEWCO shall effect a national commercial launch of a PRODUCT in a country in the MAJOR MARKETS within one hundred and eighty (180) days of MARKETING AUTHORIZATION thereof in such country in the MAJOR MARKETS. If NEWCO does not make a national commercial launch of such PRODUCT in one or more countries of the MAJOR MARKETS within the one hundred and eighty (180) day period, the licenses granted to NEWCO hereunder shall with thirty (30) days written notice from ELAN terminate in the applicable country and ELAN shall be entitled to commercialize such PRODUCT in the FIELDS and to receive a license in the FIELDS to the NEWCO INTELLECTUAL PROPERTY, SHEFFIELD

INTELLECTUAL PROPERTY and TRADEMARK in the applicable country on the terms set forth in Article 2.9.


          2.13 If NEWCO indicates to ELAN that it does not intend to obtain MARKETING AUTHORIZATION and commercialize the PRODUCTS in a particular country or countries of the TERRITORY, or fails to commence commercialization in any country within one hundred and (180) days after receiving the required MARKETING AUTHORIZATION therefor, ELAN shall be entitled to license from NEWCO the NEWCO INTELLECTUAL PROPERTY, SHEFFIELD INTELLECTUAL PROPERTY and TRADEMARK to commercialize the PRODUCTS in the FIELDS and to receive licenses in the FIELDS in such countries on the terms set forth in Article 2.9.


3.   ARTICLE III:  DEVELOPMENT OF THE PRODUCT
     ----------------------------------------


          3.1 NEWCO shall be responsible for the cost of the development, registration, manufacture and marketing of the PRODUCTS, in accordance with the PLAN and subject to the direction of the STEERING COMMITTEE, and NEWCO and SHEFFIELD shall each use its reasonable best efforts, as would be deemed commensurate with the achievement by SHEFFIELD of the business aims for a similar product of its own, to conduct the PROJECT. Subject to the provisions of this Article 3, ELAN shall use its reasonable best efforts, as would be deemed commensurate with the achievement of its own business aims for a similar product of its own, to conduct such part of the PROJECT as the Parties mutually agree that shall be conducted by ELAN in accordance with the PLAN.

          3.2 Each Party hereby confirms that it shall undertake its respective part of the PROJECT as a collaborative effort and that the provisions of this Agreement requires that each Party diligently carries out those tasks assigned to it under the PROJECT and as otherwise agreed during the course of the PROJECT. Each Party shall co-operate with the other in good faith particularly with respect to unknown problems or contingencies and shall perform its obligations in good faith and in a commercially reasonable, diligent and workmanlike manner. Each Party will update the other Party on the progress of the PROJECT.

          3.3 For the avoidance of doubt, the Parties hereby confirm that a primary objective of the PROJECT is to procure MARKETING AUTHORIZATIONS in the MAJOR MARKETS for the PRODUCTS. As of the EFFECTIVE DATE, it is the Parties' expectation that the body of data so generated in the PROJECT will also support such applications for regulatory approval that NEWCO shall make in the other countries of the TERRITORY. In the event however that such expectation proves incorrect and further data is required to obtain such other approvals as are pursued by NEWCO in the other countries of the TERRITORY, NEWCO shall determine the viability of proceeding further with the regulatory application and generation of the further data requirements. In the event that NEWCO elects to continue, the Parties shall agree on the program of work to be undertaken to generate such additional data and the apportioning of tasks therefor in accordance with the other provisions of Article 3.

          3.4 NEWCO shall mark or have marked the patent number(s) on all PRODUCTS or otherwise reasonably communicate to the trade concerning the existence of any ELAN PATENT RIGHTS, SHEFFIELD PATENT RIGHTS, NEWCO PATENT RIGHTS or JOINT PATENT RIGHTS for the countries within the TERRITORY in such a manner as to ensure compliance with, and enforceability under, all applicable laws, including, without limitation, 35 United States Code Section 287, as the same may be amended from time to time.

4.   ARTICLE IV:  FINANCIAL PROVISIONS
     ---------------------------------

          4.1 In consideration of the rights and licenses granted to NEWCO to the ELAN PATENT RIGHTS by virtue of this Agreement, NEWCO shall pay to ELAN or ELAN'S designee the following:

                         4.1.1     [text omitted]

                         4.1.2 a single payment of [text omitted] within [text omitted] days of NEWCO'S receipt of Marketing Authorization in a country in the MAJOR MARKETS for the first PRODUCT. NEWCO shall immediately notify ELAN in writing upon NEWCO'S receipt of such MARKETING AUTHORIZATION.

                         4.1.3 a royalty based on NSP generated by NEWCO or its sublicensees, as follows:

                                   (A) [text omitted] percent of NSP for PRODUCTS due and payable to ELAN that utilize, incorporate, apply and/or are based on the UPDAS TECHNOLOGY in the SYSTEMIC PULMONARY FIELD and/or the ENHANCING TECHNOLOGY in the SYSTEMIC PULMONARY FIELD,

                                   (B) [text omitted] percent of NSP due and payable to EIS for PRODUCTS that utilize, incorporate, apply and/or are based solely on the ADDS TECHNOLOGY; and

                                   (C) [text omitted] percent of NSP for PRODUCTS due and payable to ELAN that utilize, incorporate, apply and/or are based on any combination of UPDAS TECHNOLOGY, ENHANCING TECHNOLOGY, and/or ADDS TECHNOLOGY.

                         4.1.4 If NEWCO claims in good faith that one or more of its devices, products, parts or components thereof, compounds and/or drug products does not utilize, incorporate, apply or is not based on the ELAN INTELLECTUAL PROPERTY, the SHEFFIELD

                INTELLECTUAL PROPERTY and/or NEWCO INTELLECTUAL PROPERTY, then NEWCO shall immediately notify ELAN in writing. If ELAN disputes NEWCO's claim, the PARTIES shall discuss such matter in good faith and determine a mutually agreeable resolution.

          4.2   ROYALTIES, PAYMENTS, REPORTS AND RECORDS
                ----------------------------------------

                        4.2.1 Within forty five (45) days of the end of each quarter, NEWCO shall notify ELAN of the NSP of PRODUCTS sold in that preceding quarter. Payments shown by each calendar quarter report to have accrued shall be due on the date such report is due and shall be payable to the designated bank account of ELAN or its designee as instructed by ELAN. All payments due under this Agreement shall be made in United States Dollars and shall be non-refundable to NEWCO.

                        4.2.2 NEWCO shall keep and shall cause its AFFILIATES and sublicensees to keep true and accurate records of gross sales of the PRODUCT, the items deducted from the gross amount in calculating the NSP, the NSP and the royalties payable to ELAN under this Article 4. NEWCO shall deliver to ELAN a written statement thereof within forty-five (45) days following the end of each calendar quarter (or any part thereof in the first or last calendar quarter of this Agreement) for such calendar quarter. The said written statements shall set forth for each PRODUCT on country-by-country basis, the calculation of the NSP from gross revenues during that calendar quarter, the applicable percentage rate, a computation of the sums due to ELAN, and such details of the transactions that are relevant to the calculations of NSP ("the Statement"). The Parties' financial officers shall agree upon the precise format of the Statement.

                        4.2.3 Payments due on NSP of the PRODUCT based on sales amounts in a currency other than United States Dollars shall first be calculated in the foreign currency and then converted to United States Dollars on the basis of the exchange rate in effect for the purchase of United States Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) with respect to the sale of currency of the country of origin of such payment for the day prior to the date on which the payment by NEWCO is being made.

                        4.2.4 Any income or other taxes which NEWCO is required by law to pay or withhold on behalf of ELAN with respect to royalties and any other monies payable to ELAN under this Agreement shall be deducted from the amount of such NSP payments, royalties and other monies due. NEWCO shall furnish ELAN with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by ELAN. NEWCO shall promptly provide ELAN with a certificate or other documentary evidence to enable ELAN to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by NEWCO. The Parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable NEWCO to make such payments to ELAN without any deduction or withholding.

                        4.2.5 For the twenty four (24) month period following the close of each calendar year during the TERM, NEWCO and its sublicensees will provide ELAN's independent certified accountants (reasonably acceptable to NEWCO) with access, during regular business hours and upon reasonable prior request and subject to the confidentiality provisions as contained in this Agreement, to the books and records relating to the PRODUCTS, solely for the purpose of verifying the accuracy and reasonable composition of the calculations hereunder for the calendar year then ended, including the sums payable by NEWCO to ELAN pursuant to Article 4.

                        4.2.6 Any adjustment required by such inspection shall be made within thirty (30) days of the agreement of the Parties or, if not agreed, upon the determination of an arbitrator to whom any dispute under this Article shall be submitted to arbitration. If the adjustment payable to ELAN is greater than [text omitted] of the amount paid for the relevant period, then the cost to ELAN for the inspection, and if applicable the arbitration, shall be paid by NEWCO provided that the costs of the inspection shall not exceed the adjustment payable to ELAN. In addition, NEWCO shall pay interest to ELAN at the rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office as its prime rate plus one per cent (1%) (applicable as of the date on which payment should have been made pursuant to Article 4), from the date on which the payment should have been made pursuant to Article 4.2.1 until the date of payment.

                        4.2.7 NEWCO shall pay interest to ELAN at the rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office as its prime rate plus one per cent (applicable as of the date on which payment should have been made pursuant to the applicable provisions of this AGREEMENT) from the date on which payment should have been made pursuant to the applicable provision of this AGREEMENT until the date of payment.

5.   ARTICLE V:  REGISTRATION OF THE PRODUCT
     ---------------------------------------

          5.1 NEWCO shall at its sole cost file, and NEWCO and SHEFFIELD shall use their reasonable best efforts to prosecute to approval, the MARKETING AUTHORIZATIONS for the PRODUCTS in the TERRITORY in accordance with the Plan and subject to the direction of the STEERING COMMITTEE.

          5.2 NEWCO shall maintain at its own cost the MARKETING AUTHORIZATIONS during the period that NEWCO is marketing the PRODUCTS. NEWCO shall continue to maintain the MARKETING AUTHORIZATIONS in the applicable countries at ELAN'S request and expense, if ELAN acquires the right to a license pursuant to Article 2.9 for such term thereafter during which ELAN and/or its designees is marketing the PRODUCTS, and NEWCO hereby agrees to provide to ELAN, or at ELAN'S option to transfer and assign to ELAN, the MARKETING AUTHORIZATIONS and any applications for regulatory approval within thirty (30) days of the submission thereof to the applicable authority. NEWCO shall furnish to ELAN all regulatory filings and other material correspondence with the FDA and other regulatory authorities within thirty (30) days of submission.

          5.3 During the registration procedure for MARKETING AUTHORIZATIONS, NEWCO shall keep ELAN promptly and fully advised of NEWCO's registration activities, progress and procedures. NEWCO shall notify ELAN immediately of any inspection by the FDA or any other regulatory authority of the manufacturing or other facilities used in the clinical research, manufacturing, packaging, storage or handling of the PRODUCTS. Copies of all correspondence with the regulatory authority will be provided to ELAN.

          5.4 NEWCO shall indemnify and hold harmless ELAN, its agents and employees from and against all claims, damages, losses, liabilities and expenses to which ELAN, its agents, and employees may become subject related to or arising out of NEWCO's and SHEFFIELD'S bad faith, negligence or intentional misconduct in connection with the filing or maintenance of the MARKETING AUTHORIZATIONS.


6,   ARTICLE VI:  WARRANTY AND INDEMNITY.
     ------------------------------------


          6.1   ELAN represents and warrants to NEWCO and SHEFFIELD as follows:


                        6.1.1 ELAN is duly and validly existing in the jurisdiction of its incorporation and each other jurisdiction in which the conduct of its business requires such qualification (except where such failure to so qualify shall not have a material adverse affect on the business and assets of ELAN), and is in compliance with all applicable laws, rules, regulations or orders relating to its business and assets;

                        6.1.2. ELAN has full corporate authority to execute and deliver this AGREEMENT and to consummate the transactions contemplated hereby; this AGREEMENT has been duly executed and delivered by ELAN and constitutes the legal and valid obligations of ELAN and is enforceable against ELAN in accordance with its terms and the execution, delivery and performance of this AGREEMENT and the transactions contemplated hereby and will not violate or result in a default under or creation of lien or encumbrance under ELAN's memorandum and articles of association or any material agreement or instrument binding upon or affecting ELAN or its properties or assets or any applicable laws, rules, regulations or orders affecting ELAN or its properties or assets;

                        6.1.3. ELAN is not in material default of its memorandum and articles of association, any applicable material laws or regulations or any material contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this AGREEMENT and the transactions contemplated hereby will not result in any such violation;

                        6.1.4. As of the EFFECTIVE DATE, ELAN is the sole and exclusive owner or licensee of, or controls all right, title and interest to the ELAN PATENT RIGHTS; and to ELAN'S knowledge and belief without independent investigation, ELAN is the sole owner or licensee of the ELAN KNOW-HOW. ELAN has the right to grant the licenses granted herein.

                The ELAN PATENT RIGHTS, and to ELAN'S knowledge and belief, the ELAN KNOW-HOW, are free and clear of any lien, encumbrances, security interest or restriction granted by ELAN. ELAN will not grant during the TERM, any right, license or interest in and to the ELAN INTELLECTUAL PROPERTY, or any portion thereof, inconsistent with the license granted herein; and to the best of ELAN's knowledge there are no pending or threatened adverse actions, suits, investigations, claims or proceedings brought by one or more third parties related to the ELAN INTELLECTUAL PROPERTY as of the EFFECTIVE DATE;

                        6.1.5 ELAN represents and warrants that the execution of this AGREEMENT will not breach or in any way be inconsistent with the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral between ELAN and any third party; and

                        6.1.6 EXCEPT AS SET FORTH IN THIS ARTICLE 6.1, ELAN IS GRANTING THE LICENSES HEREUNDER ON AN "AS IS" BASIS WITHOUT RECOURSE, REPRESENTATION OR WARRANTY WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

          6.2 NEWCO and SHEFFIELD, jointly and severally, represent and warrant to ELAN the following:

                        6.2.1 Each of NEWCO and SHEFFIELD is duly and validly existing in good standing in the jurisdiction of its incorporation and each other jurisdiction in which the conduct of its business requires such qualification (except where such failure to so qualify shall not have a material adverse affect on the business and assets of NEWCO or SHEFFIELD, respectively), and each of NEWCO and SHEFFIELD is in compliance with all applicable laws, rules, regulations or orders relating to its business and assets;

                        6.2.2 Each of NEWCO and SHEFFIELD has full corporate authority to execute and deliver this AGREEMENT and to consummate the transactions contemplated hereby; this AGREEMENT has been duly executed and delivered and constitutes the legal and valid obligations of NEWCO and SHEFFIELD and is enforceable against NEWCO and SHEFFIELD in accordance with its terms; and the execution, delivery and performance of this AGREEMENT and the transactions contemplated hereby will not violate or result in a default under or creation of lien or encumbrance under NEWCO's and SHEFFIELD'S respective certificate of incorporation, by-laws or other organic documents, any material agreement or instrument binding upon or affecting NEWCO or SHEFFIELD, or their respective properties or assets or any applicable laws, rules, regulations or orders affecting NEWCO, SHEFFIELD or their respective properties or assets;

                        6.2.3 Each of NEWCO and SHEFFIELD is not in default of its charter or by-laws, any applicable laws or regulations or any material contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this AGREEMENT and the transactions contemplated hereby will not result in any such violation; and

                        6.2.4 As of the EFFECTIVE DATE, each of NEWCO and SHEFFIELD is the sole and exclusive owner or licensee of, or controls all right, title and interest to the NEWCO INTELLECTUAL PROPERTY and the SHEFFIELD INTELLECTUAL PROPERTY, respectively; and

                        6.2.5 Each of NEWCO and SHEFFIELD has not granted any option, license, right or interest to any third party which would conflict with the terms of this AGREEMENT.

                        6.2.6      The    PRODUCTS     shall    be    developed,
                manufactured, transported, stored, handled, packaged, marketed, promoted, distributed, offered for sale and sold in accordance with all regulations and requirements of the FDA and foreign regulatory authorities including, without limitation, cGCP, cGLP, cGMP regulations. The PRODUCTS shall not be adulterated or misbranded as defined by the Federal Food, Drug and Cosmetic Act (or applicable foreign law) and shall not be a product which would violate any section of such Act if introduced in interstate commerce.

                        6.2.7 NEWCO is fully cognizant of all applicable statutes, ordinances and regulations of the United States of America and countries in the TERRITORY with respect to the manufacture of the PRODUCTS including, but not limited to, the U.S. Federal Food, Drug and Cosmetic Act and regulations thereunder and similar statutes in countries outside of the United States, and cGMPs. NEWCO shall manufacture or procure the manufacture of the PRODUCTS in conformity with the MARKETING AUTHORIZATIONS and in a manner which fully complies with all United States of America and foreign statutes, ordinances, regulations and practices.

          6.3 ELAN shall indemnify, defend and hold harmless NEWCO, SHEFFIELD and their respective officers, directors, employees and agents from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) due to third party claims to which NEWCO or SHEFFIELD is or may become subject insofar as they arise out of or are alleged or claimed to arise out of (i) any breach by ELAN of any of its obligations under this AGREEMENT,
(ii) any breach of a representation or warranty of ELAN made in this AGREEMENT, and (iii) any activities conducted by ELAN in connection with the PROJECT, except to the extent due to the negligence or willful misconduct of NEWCO or SHEFFIELD.

          6.4 NEWCO and SHEFFIELD, jointly and severally, shall indemnify, defend and hold harmless ELAN and its officers, directors, employees and agents from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys' fees) due to third party claims to which ELAN is or may become subject insofar as they arise out of or are alleged or claimed to arise out of (i) any breach by NEWCO or SHEFFIELD of any of its obligations under the AGREEMENT, (ii) any breach of any representation or warranty of NEWCO or SHEFFIELD made in this AGREEMENT, (iii) any activities conducted by NEWCO or SHEFFIELD in connection with the PROJECT, except to the extent due to the negligence or willful misconduct of ELAN, and (iv) third party claims to which ELAN is or may become subject insofar as they arise out of or are alleged or claimed to arise out of the development, manufacture, transport, packaging, storage, handling, distribution, promotion, marketing, offer for sale or sale of the PRODUCTS, including any product liability claim or any claim relating to any recall of a PRODUCT.

          6.5 As a condition of obtaining an indemnity in the circumstances set out above or elsewhere in the AGREEMENT, the Party seeking an indemnity shall:

                        6.5.1 fully and promptly notify the other Party of any claim or proceeding, or threatened claim or proceeding;

                        6.5.2 permit the indemnifying Party to take full care and control of such claim or proceeding;

                        6.5.3 reasonably assist in the investigation and defense of such claim or proceeding; and

                        6.5.4 not compromise or otherwise settle any such claim or proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld; and take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.

          6.6 Notwithstanding anything to the contrary in this AGREEMENT, ELAN, SHEFFIELD and NEWCO shall not be liable to the other for any punitive, consequential or incidental loss or damage (whether for loss of profit or otherwise) by reason of any representation or warranty, condition or other term or any duty of common law, or under the express or implied terms of this AGREEMENT, and whether occasioned by the negligence of the respective PARTIES, their employees or agents or otherwise.

7.    ARTICLE VII:  PATENTS
      ---------------------

          7.1 TITLE: Subject to the terms and conditions of this Agreement, title to the various inventions and intellectual property are set forth below as follows:

                        (i) title to all inventions and other intellectual property made solely by employees of ELAN in connection with the PROJECT shall be owned by ELAN;

                        (ii) title to all inventions and other intellectual property made solely by NEWCO in connection with the PROJECT shall be owned by NEWCO;

                        (iii) title to all inventions and other intellectual property made solely by SHEFFIELD in connection with the PROJECT, other than set forth in Article 7.1(v) below, shall be owned by NEWCO including, without limitation, any such inventions or intellectual property relating to the ADDS TECHNOLOGY;

                        (iv) title to all inventions and other intellectual property made jointly by ELAN and NEWCO in connection with the PROJECT shall be owned by NEWCO;

                        (v) title to all inventions and other intellectual property made solely by SHEFFIELD employees or jointly by NEWCO and SHEFFIELD employees relating to the MSI DELIVERY SYSTEM shall be owned by SHEFFIELD; and

                        (vi) all other inventions and other intellectual property made between SHEFFIELD and NEWCO employees in connection with the PROJECT shall be owned by NEWCO, including, without limitation, any such inventions or intellectual property relating to the ADDS TECHNOLOGY.

          7.2   FILING AND PROSECUTION OF PATENTS
                ---------------------------------

                        7.2.1 Each Party shall timely inform the other in writing of any improvement or development made by such Party relating, respectively, to the ELAN INTELLECTUAL PROPERTY, the SHEFFIELD INTELLECTUAL PROPERTY, and/or the NEWCO INTELLECTUAL PROPERTY so that any patent protection that may be available for any such improvement or development is not compromised.

                        7.2.2 NEWCO shall prepare, prosecute and maintain all patents applications and issued patents relating to the inventions, improvements and other intellectual property set forth in paragraphs (ii), (iii), (iv) and (vi) in Article 7.1. With respect to such preparation, prosecution and maintenance activities, NEWCO shall timely apprise ELAN of the status of any such activity and shall inform SHEFFIELD of the status of such activity if such inventions have application in the TOPICAL PULMONARY FIELD. In the event NEWCO shall decide not to seek patent protection for any such intellectual property, ELAN shall have the option to take control of such prosecution. In the event that ELAN shall determine, in good faith, that any patents applications and issued patents relating to the inventions, improvements and other intellectual property set forth in paragraphs (ii), (iii), (iv) and (vi) in Article 7.1 predominantly relates to an area other than the FIELDS, ELAN shall have the option to take control of the preparation, prosecution and maintenance of patent protection directed to such intellectual property. In the event that ELAN does not exercise such right, NEWCO shall have the option to take responsibility for the preparation, prosecution and maintenance of patent protection directed to such intellectual property.

                        7.2.3 SHEFFIELD shall prepare, prosecute and maintain all patents applications and issued patents relating to paragraph (v) in section 7.1 with respect to such preparation, prosecution and maintenance activities.

          7.3   ENFORCEMENT  OF  INTELLECTUAL   PROPERTY  RIGHTS;   THIRD  PARTY
                INFRINGEMENT
                ----------------------------------------------------------------

                        7.3.1 NEWCO and ELAN shall promptly inform the other in writing of any alleged infringement or unauthorized use of which it shall become aware
                by  a  third  party  of  ELAN   INTELLECTUAL   PROPERTY,   NEWCO
                INTELLECTUAL PROPERTY, SHEFFIELD INTELLECTUAL PROPERTY and/or JOINT INTELLECTUAL PROPERTY and provide such other with any available evidence of such unauthorized activity.

                        7.3.2 During the TERM, NEWCO shall have the right to pursue at its own expense any enforcement activities of the ELAN INTELLECTUAL PROPERTY the NEWCO INTELLECTUAL PROPERTY, the SHEFFIELD INTELLECTUAL PROPERTY and/or the JOINT INTELLECTUAL PROPERTY within the FIELDS. ELAN shall agree to be named as a necessary party in an action brought by and fully financed by NEWCO and will reasonably co-operate with such action. Any expenses borne by ELAN shall be reimbursed by NEWCO. Any recovery remaining after the deduction by NEWCO of the reasonable expenses (including attorney's fees) incurred in relation to such action shall be treated as NSP for all the purposes of this AGREEMENT. Should NEWCO decide not to enforce the ELAN INTELLECTUAL PROPERTY, the SHEFFIELD INTELLECTUAL PROPERTY and/or the NEWCO INTELLECTUAL PROPERTY and/or the JOINT INTELLECTUAL PROPERTY within the FIELD, ELAN may do so at its expense and for its own benefit, and NEWCO will reasonably co-operate with such action. Any actual out of pocket expenses borne by NEWCO in cooperating with such action shall be reimbursed by ELAN.

                        7.3.3      Notwithstanding anything contained in Article
                7.3.2 to the contrary, in the event that a third party is believed to be infringing any intellectual property right relating to the MSI DELIVERY SYSTEM, then at the request of NEWCO, SHEFFIELD shall, at SHEFFIELD'S discretion, take such reasonable and necessary actions to remove such infringing activity or, in the alternative, SHEFFIELD shall promptly grant to NEWCO the right to pursue any enforcement activities of the intellectual property relating to the MSI DELIVERY SYSTEM.

          7.4   INFRINGEMENT OF THIRD PARTY PATENTS
                -----------------------------------

                        7.4.1 In the event that a claim or proceedings are brought against NEWCO by a third party alleging that the manufacture, use, offer for sale, sale or other activity relating to the PRODUCTS constitute an unauthorized use of an intellectual property right owned by such a third party in the TERRITORY, NEWCO shall promptly advise ELAN of such threat or suit.

                        7.4.2 NEWCO shall indemnify, defend and hold ELAN harmless against all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys fees)
                relating directly or indirectly to all such claims or proceedings referred to in this Article 7.4; provided that ELAN shall not acknowledge to the third party or to any other person the validity of any claims of such a third party, and shall not compromise or settle any claim or proceedings relating thereto without the prior written consent of NEWCO, not to be unreasonably withheld or delayed. At its option, ELAN may elect to take over the conduct of such proceedings from NEWCO; provided that NEWCO'S indemnification obligations shall continue; the costs of defending such claim shall be borne by ELAN; and ELAN shall not compromise or settle any such claim or proceeding without the prior written consent of NEWCO, not to be unreasonably withheld or delayed.

                        7.4.3 ELAN shall have no liability to NEWCO or SHEFFIELD whatsoever or howsoever arising for any losses incurred by NEWCO as a result of having to cease selling
                PRODUCTS or having to defer the launch of selling PRODUCTS, whether as a result of a court order or otherwise.

8A     ARTICLE VIII(A):  REGARDING THE SHEFFIELD INTELLECTUAL PROPERTY
       ---------------------------------------------------------------

          8A.1  CONFORMANCE WITH SIEMENS AGREEMENTS
                -----------------------------------

          The PARTIES acknowledge that those SHEFFIELD rights in and to the SHEFFIELD INTELLECTUAL PROPERTY which are derived from the SIEMENS SUPPLY AGREEMENT and the SIEMENS LICENSE AGREEMENT, are subject to all the terms and conditions thereof. It is the PARTIES' express intent that the grant by SHEFFIELD of any such rights be consistent with the terms and conditions thereof and SHEFFIELD's obligations thereunder.

          8A.2  AFTER ACQUIRED KNOW HOW
                -----------------------

          If SHEFFIELD acquires the rights to additional know how or patents in the SYSTEMIC PULMONARY FIELD after the execution of this Agreement, it agrees to negotiate in good faith with ELAN and NEWCO a license or sublicense, as appropriate, of such know how and patents to NEWCO for use in the Systemic Pulmonary Field.

8.    ARTICLE VIII:  MISCELLANEOUS CLAUSES
      ------------------------------------

          8.1   SECRECY
                -------

                        8.1.1 Any information, whether written or oral (provided that oral information shall be reduced to writing within one month by the party giving the oral information and the written form shall be furnished to the other party) pertaining to the PRODUCT that has been or will be communicated or delivered by ELAN to NEWCO and/or SHEFFIELD, or by NEWCO and/or SHEFFIELD to ELAN, including, without limitation, trade secrets, business methods, and cost, supplier, manufacturing and customer information

                (collectively, "Confidential Information"), shall be treated by NEWCO, SHEFFIELD and ELAN, respectively, as confidential information, and shall not be disclosed or revealed to any third party whatsoever or used in any manner except as expressly provided for herein; provided, however, that such confidential information shall not be subject to the restrictions and prohibitions set forth in this Article to the extent that such CONFIDENTIAL INFORMATION:

                              (A) is available to the public in public literature or otherwise, or after
                                     disclosure   by  one  Party  to  the  other
                                     becomes public knowledge through no default of the Party receiving such CONFIDENTIAL INFORMATION; or

                              (B) was known to the Party receiving such CONFIDENTIAL INFORMATION prior to the receipt of such CONFIDENTIAL INFORMATION by such Party, whether received before or after the EFFECTIVE DATE; or

                              (C) is obtained by the Party receiving such CONFIDENTIAL INFORMATION from a third party not subject to a requirement of confidentiality with respect to such CONFIDENTIAL INFORMATION; or

                              (D)    is required to be  disclosed  pursuant  to:
                                     (A)   any   order   of   a   court   having
                                     jurisdiction   and  power  to  order   such
                                     information  to be released or made public;
                                     or (B) any lawful action of a governmental or regulatory agency.

                        8.1.2 Each Party shall take all such precautions with CONFIDENTIAL INFORMATION disclosed to it by the other Party as it normally takes with its own confidential information to prevent any improper disclosure of the CONFIDENTIAL INFORMATION disclosed to it by the other Party to any third party; PROVIDED, HOWEVER, that such CONFIDENTIAL INFORMATION may be disclosed within the limits required to obtain any authorization from the FDA or any other United States of America or foreign governmental or regulatory agency or, with the prior written consent of the other Party, which shall not be unreasonably withheld, or as may otherwise be required in connection with the purposes of this Agreement.

                        8.1.3 Notwithstanding the above, each Party hereto may use or disclose CONFIDENTIAL INFORMATION disclosed to it by the other Party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sub-license or otherwise exercising its rights hereunder, provided that if a Party is required to make any such disclosure of the other party's CONFIDENTIAL INFORMATION, other than pursuant to a confidentiality agreement, it will given reasonable advance notice to the latter Party of such disclosure and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

                         8.1.4 Each Party agrees that it will not use, directly or indirectly, any CONFIDENTIAL INFORMATION disclosed by the other Party pursuant to this Agreement, other than as expressly provided herein.

                         8.1.5 NEWCO and ELAN will not publicize the existence of this Agreement in any way without the prior written consent of the other subject to the disclosure requirements of applicable laws and regulations. The PARTIES agree that promptly following the execution of this Agreement they shall issue an agreed press release which will not disclose the terms of this Agreement. In the event that one of the PARTIES wishes to make an announcement concerning the Agreement, that Party will seek the consent of the other PARTIES. The terms of any such announcement shall be agreed in good faith.

          8.2 CONFLICT. IN THE EVENT OF ANY INCONSISTENCY OR CONFLICT BETWEEN THE PROVISIONS OF THIS AGREEMENT ON THE ONE HAND, AND THE PROVISIONS OF THE SHEFFIELD/NEWCO LICENSE AGREEMENT OR THE NEWCO/SHEFFIELD LICENSE AGREEMENT ON THE OTHER HAND, THE TERMS OF THIS AGREEMENT SHALL GOVERN AND CONTROL IN ALL RESPECTS.

          8.3  ASSIGNMENTS/   SUBCONTRACTING.   This  Agreement  shall  not  be
assignable by ELAN, SHEFFIELD or NEWCO to any third party without the prior written consent of the other Party hereto. Notwithstanding the above and subject to the following sentence, ELAN may assign this Agreement, without the consent of NEWCO or SHEFFIELD, to an AFFILIATE or to an entity that acquires all or substantially all of the business or assets of ELAN to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise. Notwithstanding the foregoing, NEWCO, SHEFFIELD and ELAN will, subject to any confidentiality obligations to third parties, discuss any assignment prior to its implementation in order to consider how to avoid or reduce any additional tax liability to either Party resulting solely from different tax law provisions applying after such assignment. For the purpose hereof, an additional tax liability to either Party means that such Party would be subject to a higher net tax on payments made hereunder after taking into account any applicable tax treaty and available tax credits, than the said Party was subject to before the proposed assignment.

          8.4 PARTIES BOUND. This Agreement shall be binding upon and inure for the benefit of PARTIES hereto, their successors and permitted assigns.

          8.5 SEVERABILITY. If any provision in this Agreement is agreed by the PARTIES to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the PARTIES, it will be deleted, with effect from the date of such agreement or such earlier date as the PARTIES may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

          8.6   DURATION AND TERMINATION
                ------------------------

                        8.6.1 Subject to the other provisions of Article 8.6, this Agreement shall remain in full force and effect on a PRODUCT by PRODUCT and country by country basis, for a period commencing as of the EFFECTIVE DATE and expiring [text omitted] years from the date of the first commercial sale of such PRODUCT in such country in the TERRITORY, or [text omitted], whichever is longer (the "TERM").

                        8.6.2 In addition to the rights of early or premature termination provided for elsewhere in this Agreement, the term of this Agreement may be terminated immediately upon written notice of termination given by:

                              (A) the non-defaulting party in the event that the other party shall: (1) commit a
                                     material   breach   or   default   under  a
                                     DEFINITIVE   DOCUMENT,   which   breach  or
                                     default shall not be remedied  within sixty
                                     (60) days  after  the  receipt  of  written
                                     notice  thereof  by the  party in breach or
                                     default;   or  (2)  have  made  a  material
                                     misrepresentation of any representation or warranty contained herein or any DEFINITIVE DOCUMENT; or

                              (B) ELAN, in the event that (1) a change of "control" of NEWCO or SHEFFIELD shall occur (the term "control" shall have the meaning set forth in the definition of "Affiliate"), or (2) a TECHNOLOGICAL COMPETITOR acquires directly or indirectly voting stock or equivalent securities in SHEFFIELD or NEWCO representing [text omitted] percent or more of the stock which carries entitlement to vote, or where [text omitted] or more of such TECHNOLOGICAL COMPETITOR'S stock or equivalent securities is acquired by SHEFFIELD or NEWCO; provided, however, that in the case of [text omitted] (should [text omitted] become a Technological Competitor), the [text omitted] percent threshold set forth in this sentence shall be deemed to be [text omitted] percent, or (3) if such TECHNOLOGICAL COMPETITOR otherwise controls SHEFFIELD'S or NEWCO'S respective board of directors, or either SHEFFIELD or NEWCO otherwise controls such TECHNOLOGICAL COMPETITOR's board of directors or similar governing body.

                              (C) ELAN on the one hand, and SHEFFIELD and NEWCO on the other hand, if ELAN, SHEFFIELD or NEWCO (on an individual basis), as the case may be, shall at any time be Insolvent, dissolved, liquidated, discontinued, or when any proceeding is filed or commenced by either Party under bankruptcy, insolvency or debtor relief laws. For purposes of this Agreement, "Insolvent" shall mean (1) the sum of a PARTY'S debts exceeds its assets, (2) a PARTY is unable, or has reason to believe it is unable, to pay its debts as such debts mature, or (3) a PARTY does not have sufficient capital with which to conduct its business.

                         8.6.3 Upon exercise of those rights of termination as set forth in this Agreement with respect to any country or countries or the entire Agreement as the case may be, this
                Agreement shall, subject to the other provisions of the Agreement, automatically terminate forthwith in the applicable country or countries or the entire Agreement as the case may be, and be of no further legal force or effect.

                        8.6.4      Upon termination of this Agreement:

                              (A) any sums that were due from NEWCO to ELAN prior to the exercise of the right to terminate this Agreement shall be paid in full within sixty (60) days of termination of this Agreement;

                              (B)    all  confidentiality   provisions  set  out
                                     herein shall remain in full force and effect for a period of five (5) years;

                              (C) all representations, warranties, and indemnities shall survive the termination of this agreement and shall remain in full force and effect;

                              (D) the rights of inspection and audit shall continue in force for the period referred to in the relevant provisions of this Agreement;

                              (E) termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement;

                              (F) except as is necessary to enable ELAN to exercise the licenses granted by NEWCO and/or SHEFFIELD to ELAN under this Agreement, upon any termination of this Agreement, NEWCO, SHEFFIELD and ELAN shall promptly return to the other Party all CONFIDENTIAL INFORMATION received from the other Party (except one copy of which may be retained for archival purposes);

                              (G) in the event this Agreement is terminated for any reason, NEWCO shall have the right for a period of six (6) months from termination to sell or otherwise dispose of the stock of any PRODUCT then on hand, which such sale shall be subject to Article 4 and Article 5 and the other applicable terms of this Agreement;

                              (H) The ELAN INTELLECTUAL PROPERTY and all of the rights granted to NEWCO hereunder shall immediately revert to ELAN and, unless this Agreement is terminated due to the breach by ELAN beyond any cure or grace period in accordance with the terms of this
                                     Agreement,   NEWCO  and   SHEFFIELD   shall
                                     immediately  be deemed to have assigned and
                                     transferred    to   ELAN   the    MARKETING
                                     AUTHORIZATIONS     (together    with    all
                                     applications for regulatory approvals), the
                                     TRADEMARK,   the   SHEFFIELD   INTELLECTUAL
                                     PROPERTY, the NEWCO INTELLECTUAL PROPERTY, the JOINT INTELLECTUAL PROPERTY, all rights under the purchase agreement for the ADDS TECHNOLOGY (including any employment and other agreements contemplated thereunder), all rights under supply or other agreements relating to the PRODUCTS, and all other transactions and documents relating to the foregoing and/or contemplated thereby.

                              (I) All sublicenses of the ELAN INTELLECTUAL PROPERTY shall terminate, provided, however, that ELAN agrees to enter into licenses with all sublicensees of NEWCO on terms no less favorable to the sublicensees than those contained in the sublicense
                                     agreements   with  NEWCO;   provided   such
                                     sublicense agreements have been approved by ELAN in accordance with this AGREEMENT.

                              (J) The following Articles shall survive the termination or expiration of this Agreement for any reason: Article 1; Articles 2.2, 2.4, 2.9, 2.12, and 2.13; Articles 4.2.5;
                                     4.2.6;  and 4.2.7;  Article 5.4; Article 6;
                                     Article 7, and Article 8.

          8.7 FORCE MAJEURE. Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a Government Authority, non availability of raw materials, but any such delay or failure shall be remedied by such Party as soon as practicable.

          8.8 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement is intended or is to be construed to constitute ELAN, NEWCO and SHEFFIELD as partners or joint venturers or either Party as an employee of the other. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.


          8.9 AMENDMENTS. No amendment, modification or addition hereto shall be effective or binding on either Party unless set forth in writing and executed by a duly authorized representative of both PARTIES.


          8.10 WAIVER. No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.


          8.11 NO EFFECT ON OTHER AGREEMENTS. No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the PARTIES unless specifically referred to, and solely to the extent provided, in any such other agreement.


          8.12 APPLICABLE LAW. This Agreement is construed under and ruled by the laws of the State of New York. For the purpose of this Agreement the PARTIES submit to the personal jurisdiction of the United States District Court for the State of New York. The PARTIES each further irrevocably consent to the service of any complaint, summons, notice or other process by delivery thereof to it by any manner in which notices may be given pursuant to this Agreement.

          8.13  NOTICES.  Any notice to be given under this  Agreement  shall be
sent  in   writing   in   English   by   registered   airmail   or   faxed   to:

                     -  If to ELAN, at

                        Elan Corporation plc.
                        Lincoln House,
                        Lincoln Place,
                        Dublin 2, Ireland.

                        Attention:  President, Elan Pharmaceutical Technologies,
                                    a division of Elan Corporation plc
                        Telefax:    353 1 662 4960

                     -  If to NEWCO, at

                        Systemic Pulmonary Delivery, Ltd.
                        c/o Elan International Services, Ltd.
                        102 St. James Street
                        Flatts, Smith Parish FL04
                        Bermuda

                        Attention:  Chief Executive Officer

                     -  If to SHEFFIELD, at

                        Sheffield Pharmaceutical, Inc.
                        425 South Woodsmill Road
                        St. Louis, Missouri 63017

                        Attention: Chief Executive Officer
                        Telefax :  (314) 579-9799

                        with a copy to
                        Fitzpatrick, Cella, Harper & Scinto
                        30 Rockefeller Plaza
                        New York, NY 10112

                        Attention:  Michael P. Sandonato, Esq.
                        Telefax:  (212) 218-2200

                     or to such other address(es) and telefax numbers as may from time to time be notified by either Party to the other hereunder.

           If a notice is sent by SHEFFIELD to NEWCO OR NEWCO to SHEFFIELD pursuant to any agreements relating to the transactions contemplated hereunder, then SHEFFIELD or NEWCO, as the case may be, shall send a copy of such notice to ELAN in accordance with the provisions of this Article.

           Any notice sent by registered air-mail shall be deemed to have been delivered within seven (7) working days after dispatch and any notice sent by telefax (with confirmed answer back) shall be deemed to have been delivered within twenty four (24) hours of the time of the dispatch. Notice of change of address shall be effective upon receipt.

          8.14 NO IMPLIED RIGHTS. No rights or licenses are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

          8.15 FURTHER ASSURANCES. At any time or from time to time on and after EFFECTIVE DATE, each party shall at the request of the other (i) deliver such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as the other Party may reasonably deem necessary or desirable in order for it to obtain the full benefits of this Agreement and the transactions contemplated hereby.

          8.16 ENTIRE AGREEMENT. This Agreement including its Appendices, together with the DEFINITIVE DOCUMENTS, sets forth the entire agreement and understanding of the PARTIES with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings in relating thereto, including the letter of agreement of June 3, 1998.

          8.17  COUNTERPARTS.   This   Agreement   may   be   executed   in  two
counterparts, each of which shall be deemed an original and which together shall constitute one instrument.


          IN WITNESS THEREOF the Parties hereto have executed this Agreement in duplicate.


                                 SYSTEMIC PULMONARY DELIVERY, LTD



                                 By: /s/ Thomas M. Fitzgerald
                                     --------------------------
                                 Name:  Thomas M. Fitzgerald
                                 Title: Chairman



                                 SHEFFIELD PHARMACEUTICAL, INC.


                                 By: /s/ Thomas M. Fitzgerald
                                     --------------------------
                                 Name:  Thomas M. Fitzgerald
                                 Title: Chairman



                                 ELAN CORPORATION, PLC


                                 By: /s/ Thomas Lynch
                                     --------------------------
                                 Name:  Thomas Lynch
                                 Title: Chief Financial Officer

                                   APPENDIX A

                               ELAN PATENT RIGHTS

                                NONE AT PRESENT

                                   APPENDIX B

                                      PLAN

                                 [text omitted]

                                   APPENDIX C

                             SHEFFIELD PATENT RIGHTS

                                 [text omitted]